MASTER AGREEMENT FOR THE EXCHANGE OF COMMON STOCK, MANAGEMENT AND CONTROL

This Master Agreement for the Exchange of Common Stock, Membership Interests, Management and Control (hereinafter the "**Agreement**") is made this 7TH day of December, 2016, by and between KSIX MEDIA HOLDINGS, INC., a Nevada corporation, (the "**Issuer**"), a reporting issuer with the Securities and Exchange Commission ("**SEC**") whose common stock is quoted on the OTC Markets, Inc. Pink Current Information Tier (OTC.PK: **KSIX**); TRUE WIRELESS, LLC, an Oklahoma limited liability company (the "**Company**"); and the MEMBERS OF THE COMPANY listed in **Exhibit "A"** (hereinafter referred to as the "**Members**"). The Issuer, Company, and the Members are hereinafter referred to collectively as the "**Parties**" or individually as a "**Party**" herein.

Recitals

WHEREAS, this Agreement shall function as the master omnibus agreement which sets forth the closing schedule of the various agreements, each of which are included in the Exhibits hereto, where the resulting cumulative effect will be the acquisition of the Company by the Issuer, subject to the necessary regulatory approval of the transaction;

WHEREAS, contemporaneously with the execution of this Agreement, the Parties have entered into a Management and Marketing Agreement (the "**Management Agreement**"), attached hereto as **Exhibit "B"**, whereby the Issuer will provide certain management services to the Company consistent with the Federal Communications Act of 1934, as amended, (the "**Communications Act**") and other relevant regulations of the Federal Communications Commission ("**FCC**"), including without limitation, applicable state telecommunications laws, and applicable regulations of state public utility commissions (hereinafter "**Applicable Telecommunications Laws and Regulations**");

WHEREAS, the Parties desire to enter into the Management Agreement to ensure provision of the Company's services will continue without lapse pending certain regulatory approvals with the FCC, an express precondition of the share exchange transaction between the Parties as further provided for in this Agreement;

WHEREAS, this Agreement shall govern the exchange of the common stock of the Issuer and the membership interests of the Company, along with other material compensation to be paid to the Members, resulting in the Company becoming a wholly-owned subsidiary of the Issuer, and is intended to be the full and final expression of the Parties mutual understanding as to the material terms of the transaction;

WHEREAS; subject to the terms and conditions set forth herein the Issuer shall deliver to the Company all consideration called for and pursuant to the closing schedule, as further provided for herein, and the Company shall cause to be deliver to the Issuer all outstanding Membership Interests and all necessary resignations of managers or control persons thereof to KSIX as instructed by KSIX and its legal counsel, with the express precondition of the transaction being approved by the FCC and any other necessary regulatory agencies;

Terms of Agreement

In consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration,

THE PARTIES HERETO AGREE AS FOLLOWS:

1. TERMS

Subject to the terms and conditions of this Agreement, the Issuer, Company and the Members agree to and confirm the following:

1.1 The consummation of the Management Agreement, the payment of the Deposit (as this term is defined *infra* at Section 2.1.i), and the execution of this Agreement shall be complete on or before December 31 , 2016 (the "**Management Agreement Execution**");

1.2 All other terms and conditions set forth in this Agreement required to be completed by the Issuer and the Company which comprise the equity exchange / change of control portion of this agreement will occur only after all governmental and regulatory approvals have been completed at which time, the Parties shall conduct the closing (the "**Closing**").

1.3 In the event this transaction has not closed on or before March 31, 2017, this Agreement shall become null and void, unless extended by mutual written consent of the Parties. The Management Agreement Execution is subject to the completion of due diligence in good faith by both Parties to this Agreement;

1.4 Prior to the Execution of this Agreement, the total capital stock of the Issuer was Ten Million (10,000,000) shares of Series "A," Preferred Stock issued and outstanding, and Fifty Million, One Hundred Ten Thousand, Three Hundred and Seventy-Six (50,110,376) shares of Common Stock, par value $0.001, issued and outstanding;

1.5 Upon final closing, the Issuer shall issue to the Company's Members, Twelve Million (12,000,000) shares of restricted common stock of the Issuer, valued at $0.50 per share (according to the "Exchange Table and Delivery Overview" – **Exhibit "A"**) AND Six Million Dollars ($6,000,000) cash and one (1) promissory note (the "Promissory Note" – **Exhibit "C"**) in exchange for 100% of the issued and outstanding membership interests of Company (the "Exchange Stock"), such that Company shall be acquired by the Issuer and shall become a wholly-owned subsidiary of the Issuer;

1.6 Upon the execution of this Agreement, the Issuer's capital stock shall be made up of Ten Million (10,000,000) shares of Series "A," Preferred Stock issued and outstanding, and Sixty-Two Million, One Hundred Ten Thousand, Three Hundred and Seventy-Six (62,110,376) shares of Common Stock, par value $0.001, issued and outstanding;

1.7 This transaction is subject to delivery by the Issuer, Company, and Members of all required documents prior to and during the Management and Closing to effectuate the transaction as contemplated hereby;

1.8 The Issuer and Company shall take all necessary corporate actions so that at the Management and Closing, all actions required of Issuer will be in accordance with the Bylaws of Issuer; and

1.9 It is intended that the transaction underlying this Agreement to qualify for United States federal income tax purposes as a re-organization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended. However, all Parties recognize that in the event the transaction underlying this Agreement does not qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, each Party is separately responsible for any tax consequences and indemnifies and holds harmless the other party from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, resulting from that Party's failure to pay its tax liability for this transaction.

2. CONSUMMATION OF THE TRANSACTION

2.1 THE MANAGEMENT AGREEMENT EXECUTION.

The Issuer shall, upon execution of this Agreement deliver the following to the Members or the Members' assigns as designated in writing:

i. A cash payment of Five Hundred Thousand Dollars and Zero Cents ($500,000.00 USD) wire transfer will be immediately ordered upon the execution of this Agreement, payable within two (2) business days. Such payment hereinafter the ("Deposit") shall be treated as a non-refundable deposit prepaying guaranteed profit paid to the Member during the management agreement period (described in the Management Agreement). Any excess will count toward the agreed upon purchase price for the Company as further described at section 2.2(iii) *infra*;

ii. Twelve Million (12,000,000) restricted shares of common stock (the "Issuer Stock") valued for purposes of this Agreement at $0.50 per share;

iii. An executed copy of the Management Agreement set forth at Exhibit "B" of this Agreement; and

iv. An executed copy of this Agreement, together, with the Management Agreement and any Exhibits which require the execution, certification or approval of the Issuer, its Officers and/or Directors, but for the Promissory Note as further described at paragraph 2.2.

The Company, and its Members shall, upon the execution of this Agreement deliver the following to the Issuer:

i. An executed copy of the Management Agreement set forth at Exhibit "B" of this Agreement;

ii. An executed copy of this Agreement, together, with any Exhibits which require the execution, certification or approval of the Company its Managers and/or Control Persons, but for the Membership Interests as further described at paragraph 2.2.

2.2 CLOSING.

After the Parties have completed all of the items required at Section 2.1 of this Agreement, including all Exhibits and Collateral Agreements contemplated thereby and after the transaction is approved by the FCC and any other governmental or regulatory agencies which are required to review the transaction ("Governmental Approvals") , the Parties will proceed with the Closing, as follows:

The Issuer shall Issue to the Members on or before closing at its discretion:

i. The sum of $6,000,000 in cash on or before March 31, 2017; and

ii. A Promissory Note in the Amount of $6,000,000 USD which shall be payable December 31, 2017 ("Note," which is hereby attached as **Exhibit "D"** to this Agreement; and

iii. 12,000,000 restricted shares of common stock (the "Issuer Stock") at the Closing scheduled on or before March 31, 2017 valued for purposes of this transaction at $0.50 per share (e.g. $6,000,000 USD in Equity) which shall be part of the agreed upon purchase price. For avoidance of doubt, the 12,000,000 shares referred to in Section 2.2.ii above are separate and distinct from, and in addition to, the 12,000,000 shares to be issued at the time of Management Agreement Execution described in Section 2.1.iii above

The Company and its Members shall issue to the Issuer:

i. All outstanding Membership Interests in the Company together with all documentation to reflect the intent of the Parties that the Company shall be retained as a wholly owned subsidiary of the Issuer;

3. **REPRESENTATIONS OF THE ISSUER**

The Issuer is in good standing under the laws of Nevada, and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Nevada. All actions taken by the incorporators, directors and Members of Issuer have been valid and in accordance with the laws of the State of Nevada.

3.1 Organization. The Issuer is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, and it has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in the jurisdictions where qualification is required. All actions taken by the

incorporators, directors, and stockholders of Issuer have been valid and in accordance with the laws of the State of Nevada. The Issuer was organized in the State of Nevada on August 22, 2006.

3.2 Capital. The authorized capital stock of Issuer consists of 100,000,000 shares of preferred stock, $.001 par value of which Ten Million (10,000,000) shares of Series "A", Preferred Stock issued and outstanding, and 100,000,000 shares of common stock, $.001 par value, of which, as the date of this Agreement, Fifty Million, One Hundred Ten Thousand, Three Hundred and Seventy-Six (50,110,376) shares of Common Stock, par value $0.001, issued and outstanding. All outstanding shares are fully paid and non-assessable, free of pre-emptive rights. At the execution of this Agreement there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Issuer to issue or to transfer from treasury any additional shares of its common capital stock, except as may be disclosed in the Issuer SEC filings.

3.3 Ability to Carry Out Obligations. The Issuer has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by Issuer and the performance by Issuer of its obligations hereunder will not cause, constitute, or conflict with or result in: (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which Issuer is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause Issuer to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, encumbrance on any asset of Issuer.

3.4 Full Disclosure. None of the representations and warranties made by the Issuer in this Agreement, or in an SEC filing of the Issuer, contains any untrue statement of a material fact, or omits any material fact the omission of which would be misleading and the Company and its Members in entering this Agreement acknowledge the opportunity to review and question the Issuer regarding such filings and the information contained therein, up to the date of this Agreement.

3.5 Contract and Leases. Issuer is currently carrying on its business and is not a party to contracts, agreements, or lease other than those items disclosed on the Issuer Balance Sheet. No person holds a power of attorney from Issuer.

3.6 Compliance with Laws. To the best of its knowledge, Issuer has complied with all federal, state, and local statutes, laws, and regulations pertaining to Issuer. To the best of its knowledge, Issuer has complied with all federal and state securities laws in connection with the issuance, sale, and distribution of its securities.

3.7 Litigation. Issuer is not and has not been a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the Issuer, there is no basis for any such action or proceeding and no such action or proceeding is threatened against Issuer, and Issuer is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. Issuer represents and warrants that

there are no outstanding judgments, lawsuits or material claims against the Issuer as of the date of this agreement.

3.8 Conduct of Business. From inception to the date of this Agreement, the Issuer has conducted its business in the normal course, and has not (1) sold, pledged, or assigned any assets, other than in the ordinary course of business; (2) incurred any liabilities, other than in the ordinary course of business; (3) acquired or disposed of any assets, other than in the ordinary course of business; (4) entered into any contract, other than in the ordinary course of business; (5) guaranteed obligations of any third party which has not been fully disclosed to the Company or the Members; or (6) entered into any other transaction, other than in the ordinary course of business.

3.9 Documents. All minutes, consents, or other documents pertaining to Issuer to be delivered at the Management Agreement Execution shall be valid and in accordance with the laws of the State of Nevada.

3.10 Title. At the Closing, the Issuer Stock to be issued to Members as per this Agreement shall be: (i) fully paid; (ii) non-assessable; and (iii) free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. There is no applicable local, state, or federal law, rule, regulation, or decree which would, as a result of the issuance of the Shares to Members, impair, restrict, or delay Members voting rights with respect to the Issuer Shares.

3.11 SEC Exemption – Upon execution of this Agreement, the Issuer Stock will be issued pursuant to a federal transactional exemption from registration as provided under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and as such, will contain a restrictive legend which shall state it cannot be resold except under an effective registration statement pursuant to the Securities Act or pursuant to Rule 144.

3.12 Brokers. Issuer has not retained any broker or finder to which compensation would be due in connection with this transaction.

4. REPRESENTATIONS AND WARRANTIES OF COMPANY.

The Company represents and warrants to Issuer the following:

4.1 Organization. The Company is a limited liability company duly organized, validly existing, and in good standing under the laws of Oklahoma, and it has all necessary corporate powers to carry on a business, hold title to property and is duly qualified to do business, in good standing in the jurisdictions where such qualification is required. All actions taken by the incorporators, directors, and stockholders of Company have been valid and in accordance with the laws of the State of Nevada. The Company was organized with the Oklahoma Corporate Commission on or about April 1, 2014.

4.2 Capital. The authorized capital stock of Company consists of consists of one (2) membership interests listed in Exhibit "A" to this Agreement. There are no other persons, but for those listed in Exhibit "A," with any claim, right or interest in the membership interests of the Company.

4.3 Wholly-Owned Subsidiary. Upon the approval of this Agreement and the underlying transactions contemplated herein by the FCC or federal or state government regulatory agency, at the Closing, the Company will become a wholly-owned subsidiary of the Issuer.

4.4 Financial Statements. The Company is a private corporation and to date has not delivered audited financial statements to the Issuer.

4.5 Ability to Carry Out Obligations. The Company has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by Company and the performance by Company of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach of violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which Company is a party, or by which either of them may be bound, nor will any consents or authorizations of any party other than those hereto be required; (b) an event that would cause Company to be liable to any party; or (c) an event that would result in the creation or imposition of any lien, charge, encumbrance on any asset of Company.

4.6 Full Disclosure. None of the representations and warranties made by Company herein contains any untrue statement of a material fact, or omits any material fact the omission of which would be misleading.

4.7 Compliance with Applicable Law. Company has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to them. Company has complied with all federal and state securities laws in connection with the issuance, sale, and distribution of its securities.

4.8 Litigation. The Company is not currently, or at any time since inception of the Company until the execution of this Agreement, been involved in any extraordinary or undisclosed civil or criminal litigation or regulatory actions by state/federal agencies of government. The Company is not aware of any pending, threatened, or asserted claims, lawsuits or contingencies involving its capital stock.

4.9 Conduct of Business. From inception to the date of this Agreement, the Company has conducted its business in the normal course, and has not (1) sold, pledged, or assigned any assets, other than in the ordinary course of business; (2) incurred any liabilities, other than in the ordinary course of business; (3) acquired or disposed of any assets, other than in the ordinary course of business; (4) entered into any contract, other than in the ordinary course of business; (5) guaranteed obligations of any third party which has not been fully disclosed to the Company or the Members; or (6) entered into any other transaction, other than in the ordinary course of business.

4.10 Documents. All minutes, consents, or other documents pertaining to Company and to be delivered by Company to Issuer, are true, complete, and correct, and are valid and in accordance with applicable law.

4.11 Title. The Exchange Shares to be delivered to Issuer will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of the Exchange Shares are subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to the Exchange Shares, except as provided in this Agreement. Company is not a party to any agreement that offers or grants to any person the right to purchase or acquire any of the Exchange Shares. There is no applicable local, state, or federal law, rule, regulation, or decree which would, as a result of the transfer of the Exchange Shares to Issuer, impair, restrict, or delay Issuer's voting rights with respect to the Exchange Shares.

4.12 Independent Counsel. The Company and the Members represent and warrant that prior to Closing, that they are represented by independent counsel or have had the opportunity to retain independent counsel to represent them in this transaction and that prior to Closing, Counsel for the Company and the Members have not represented either the Issuer or Issuer's stockholders in any manner whatsoever known to the Company.

4.13 Brokers. Company and/or the Members have not retained any broker or incurred any obligation to pay a commission to any third party.

4.14 Conflicts of Interests of Issuer The Company and the Members have reviewed and understand the conflicts of interests, if any, between the Issuer, and its officers and directors, if any.

4.15 Certification. The Company and its Members hereby agree to execute the accompanying "Warranty Certification" (the "Certification") which is attached hereto as **Exhibit "E"** to this Agreement, and hereby states that none of the representations and warranties made by the Issuer in this Certification contains any untrue statement of a material fact, or omits any material fact the omission of which would be misleading.

5. INVESTMENT INTENT.

5.1 Restricted Shares. The Members understands the following: (i) the Issuer Stock has not and will not be registered under the Securities Act of 1933, as amended ("the Securities Act") or the securities laws of any state, based upon an exemption from such registration requirements pursuant to Section 4(2) of the Act; (ii) the Issuer Stock are and will be "restricted securities", as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Act; and (iii) the Issuer Stock may not be sold or otherwise transferred unless exemptions from such registration provisions are available with respect to said resale or transfer or the shares have been registered under the Act.

5.2 Transferability. The Members will not sell or otherwise transfer any of the Issuer Stock, any interest therein unless and until: (i) the Issuer Stock shall have first been

registered under the Act and/or all applicable state securities laws; or (ii) the Members shall have first delivered to Issuer a written opinion of counsel, which counsel and opinion (in form and substance) shall be reasonably satisfactory to Issuer, to the extent that the proposed sale or transfer is exempt from the registration provisions of the Act and all applicable state securities laws.

5.3 Investment Intent. The Members are acquiring the Issuer Stock for Investment purposes only, without a view for resale or distribution thereof as further defined by Section 2(a)(11) of the Securities Act.

5.4 Legend. The Members understand that the certificates representing the Issuer Stock will bear the following or similar legend:

> *"The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred, further pledged, hypothecated or otherwise disposed of in absence of (i) an effective registration statement for such securities under said Act or (ii) an opinion of company counsel that such registration is not required."*

6. DOCUMENTS TO BE DELIVERED AT MANAGEMENT AGREEMENT EXECUTION.

6.1 BY THE ISSUER:

a) A Resolution of the Board of Directors authorizing the Issuer to enter into this Agreement and proceed with the First Closing.

b) A signed copy of the Management Agreement, attached here to at Exhibit "C".

6.2 BY THE COMPANY:

a) A signed copy of the Management Agreement, attached here to at Exhibit "C".

7. DOCUMENTS TO BE DELIVERED AT CLOSING.

7.1 BY THE ISSUER:

a) Resolution of the Board of Directors authorizing the issuance of the Issuer Stock to be delivered to Members pursuant to this Agreement.

b) A certificate(s) for the number of Issuer shares to be registered in the name of the Members.

c) Such other resolutions of Issuer directors as may reasonably be required by Company and the Members.

d) Such other agreements and required documentation relating to the transaction as may reasonably be required by the Company or the Members.

e) All due diligence materials requested by the Company or its representatives, in a form satisfactory to the Company in its sole discretion

7.2 BY THE COMPANY AND THE MEMBERS:

a) Applicable resignation of all Managers and Control Persons with the State of Formation (e.g. Oklahoma Corporation Commission – State of Oklahoma);

b) Delivery to the Issuer, such certificate(s) evidencing the Membership Interests, and such stock powers as are required in order to transfer to Issuer good and marketable title to the Company.

c) Copies of the basic corporate records, Articles of Incorporation and Bylaws. Company shall retain all other records at its current principal address.

d) Such other resolutions of Company and the Members and/or directors as may reasonably be required by Issuer.

e) Such other agreements and required documentation relating to the transaction as may reasonably be required by the Issuer.

8. GOVERNING LAW, VENUE & JURISDICTION.

The Parties, and each of them, irrevocably submit to the exclusive jurisdiction of the District Court of the State of Nevada for the County of Clark (the "Nevada District Court") over any dispute arising out of or relating to this Agreement or any other agreement or instrument contemplated hereby or entered into in connection herewith or any of the transactions contemplated hereby or thereby. Each party hereby irrevocably agrees that all claims in respect of such dispute or proceedings may be heard and determined in the Nevada District Court. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of want of jurisdiction or inconvenient forum in connection therewith.

9. TAXATION.

It is the express understanding and desire of the Parties to this Agreement that this transaction, as set forth in this Agreement and the Management Agreement, shall be considered and structured as an "Equity Exchange Agreement" which shall qualify as a tax-free reorganization under Section 354 of the Internal Revenue Code of 1986, as amended (the "Code").

10. POST-CLOSING AGREEMENTS.

10.1 Further Assurances. The Parties shall execute such further documents and perform such further acts, as may be necessary to effect the transactions contemplated

hereby, on the terms herein contained and otherwise to comply with the terms of this Agreement, provided, that, except as contemplated by this Agreement, no party shall be required to waive any right or incur an obligation in connection therewith.

10.2 Indemnification of Directors and Officers. For at least seven (7) years after the Closing , the Issuer shall: (a) maintain in effect the current provisions regarding the indemnification of officers and directors contained in Issuer's Certificate of Incorporation and Bylaws; provided, however, Issuer may adopt new indemnification provisions no less favorable than the current provisions as to the persons who served as directors and officers of Issuer prior to the Closing dates; and (b) indemnify the persons who served as directors and officers of Issuer prior to the Closing to the fullest extent to which Issuer is permitted to indemnify such officers and directors under its Certificate of Incorporation and Bylaws and applicable law as in effect immediately prior to the Closing.

11. MISCELLANEOUS.

11.1 Definitions. Any Capitalized term in **Bold Font** which is referenced in parentheses with quotations immediately after a "word" or "phrase" is a defined term. These terms are meant for the convenience of the drafter and the reader and are definitions germane to this Agreement, which merely make reference to a Term, a Phrase, a related Agreement, or an Event which requires a specific definition to effectuate the purpose and scope of the Agreement.

11.2 Captions and Headings. The headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

11.3 Modifications. This Agreement and any provision hereof may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

11.4 Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (1) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions; (2) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure; and (3) no waiver of any party of one breach by another party shall be construed as a waiver with respect to any subsequent breach.

11.5 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

11.6 Entire Agreement. This Agreement contains the entire Agreement and understanding between the Parties hereto, and supersedes all prior agreements and understandings.

11.7 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, and by fax, as follows:

To the Issuer:

KSIX Media Holdings, Inc.
10624 S. Eastern Ave, Suite A-910
Henderson, NV 89052
carter@ksix.com

To the Company and its Members:

True Wireless, LLC
215 West Wilshire Boulevard
Oklahoma City, Oklahoma 73116
brian@gotruewireless.com

EWP Communication, LLC
8124 Brother Blvd., Suite 102
Bartlett, TN 38133
brian@ewpcom.com

11.8. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Agreement this 7th of December, 2016.

FOR THE ISSUER

KSIX Media Holdings, Inc. (the "Issuer")

By: Carter M. Matzinger, President of the Company

FOR THE COMPANY

True Wireless, LLC (the "Company")

By: Brian Cox, Manager of the Company

FOR MEMBER OF THE COMPANY

Kevin Brian Cox

By: Kevin Brian Cox, Member of the Company

FOR THE MEMBER OF THE COMPANY

EWP Communications, LLC

By: Brian Cox, Managing Member of EWP Communications, LLC

EXHIBIT "A"

EXCHANGE TABLE AND DELIVERY SCHEDULE

Name of LLC Member	Address of LLC Member	True Wireless, LLC (Oklahoma LLC) Membership Interests Exchanged by Members of the Company ("Membership Interests")	KSIX Media Holdings, Inc. (Nevada Corporation) Common Stock Exchanged by Shareholder ("Issuer Shares")
Kevin Brian Cox	215 West Wilshire Boulevard Oklahoma City, Oklahoma 73116	97.5%	22,000,000
EWP Communication, LLC	8124 Brother Blvd. Suite 102 Bartlett, TN 38133	2.5%	2,000,000
	Column Totals (Membership Interests)	100%	24,000,000

EXHIBIT "B"

Management and Marketing Agreement
Dated December __, 2016

INSERT MANAGEMENT AND MARKETING AGREEMENT

EXHIBIT "C"

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EXHIBIT "D"

ISSUE DATE: ______________, 2016

AMOUNT: $6,000,000.00

MATURITY: December 31, 2017

PROMISSORY NOTE (#1)

KSIX MEDIA HOLDINGS, INC, an Nevada corporation, (the "Borrower") for value received, hereby promises to pay to **BRIAN COX**, an individual, (the "Holder") on the 31st day of December, 2017 (the "Maturity Date") at 3124 Brother Blvd, Suite 102 Bartlett TN, 38133 the principal sum of **SIX MILLION DOLLARS AND ZERO CENTS ($6,000,000.00)** in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and to pay simple interest on said principal sum at the rate of twelve percent (12%) per annum from the date hereof through the Maturity Date. Accrued interest shall be paid monthly no later than the 5th day of the month.

1. **Registered Owner**. The Holder shall be considered for all purposes as the absolute owner of the Note (whether or not this Note shall be overdue or in default or some state of partial prepayment) and the Holder shall not be affected by any notice to the contrary. Subject to the provisions hereof, the Holder as registered owner of this Note shall have the right to transfer it by assignment. This Note is transferable only on the books of the Holder and duly endorsed by the Holder; not by the Borrower accompanied any other documentation including without limitation a Note Assignment Agreement and Corporate Resolution and any other documents as may then be necessary and proper to effect the Assignment of the Note.

2. **Redemption.** This Note may be prepaid at any time without penalty or premium; provided, however, that the Borrower shall provide the Holder with reasonable notice of such prepayment.

3. **Defaults**. If any of the following events of default (each, an "Event of Default") shall occur:

3.1 Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise.

3.2 Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in this Note and any collateral documents including but not limited to the Agreement for the Exchange of Common Stock between Borrower and True Wireless of even date herewith (the "Share Exchange Agreement").

3.3 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect when made

and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the Share Exchange Agreement.

3.4 Receiver or Trustee. The Borrower or any subsidiary or issue of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.5 Judgments. Any money judgment, writ or similar process shall be entered or filed against any one of the Borrower or any property or other assets of the Borrower for more than $225,000 and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days unless otherwise consented to by the Borrower, which consent will not be unreasonably withheld.

3.6 Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any of the Other Agreements, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default under this Note and the Other Agreements, in which event the Holder shall be entitled (but in no event required) to apply all rights and remedies of the Holder under the terms of this Note and the Other Agreements by reason of a default under said Other Agreement or hereunder. "Other Agreements" means, collectively, all agreements and instruments between, among or by: (1) the Borrower, and, or for the benefit of, (2) the Holder and any affiliate thereof, including, without limitation, promissory notes, including without limitation the Share Exchange Agreement;. Each of the loan transactions will be cross-defaulted with each other loan transaction and with all other existing and future debt of Borrower to the Holder.

3.7 Default Payments. Upon the occurrence and during the continuation of any Event of Default specified in this Section 4, the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to: (i) the then outstanding principal amount of this Note plus (ii) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment plus (iii) Default Interest as set forth below, if any, on the amounts referred to in clauses (iv) and/or (v).

4. **Default Rate of Interest; Costs of Collection**. In the event the Borrower defaults in the payment of this Note when due, then (i) effective with such date of default, the interest rate payable hereunder shall be increased by five percent (5%) per annum and (ii) the Borrower agrees to pay, in addition to unpaid principal and interest, all the costs and expenses incurred in effecting collection hereunder or enforcing the terms of this Note and the Security Agreement, including reasonable attorneys' fees

5. **Obligations Secured.**

5.1 The Parties acknowledge that the Borrower's Indebtedness, obligations and liabilities under this Agreement (the "Obligations") are secured by a first priority perfected security interests in and liens on the Collateral, True Wireless, LLC (the "Collateral").

5.2 Pledge; Grant of Security Interest. As security for the due and punctual and unconditional payment and performance of the Obligations, the Borrower hereby pledges,

assigns, transfers and grants to the Agent a security interest in and first Lien on and to the Collateral. The Collateral shall secure the repayment of and performance of the Obligations and any and all other liabilities and obligations of every name and nature whatsoever of the Borrower to the Lenders under this Agreement, the other Loan Documents and/or any other agreement or instrument executed and delivered pursuant thereto whether such liabilities and obligations be direct or indirect, absolute or contingent, secured or unsecured, now existing or hereafter arising or acquired, due or to become due, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to the Borrower, would have accrued on any obligation, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise.

5.3 Financing Statements. Borrower hereby authorizes Holder to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral Borrower agrees to take any such action necessary to perfect Holder's security interest in the Collateral, including without limitation executing collateral assignments or other documents.

6. **Applicable Law**. This Note is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Nevada.

7. **Venue & Jurisdiction.** This Note is construed in accordance with and governed by the laws of the State of Nevada as applied to contracts that are executed and performed entirely in Nevada. Venue shall be for all purposes in Clark County, Nevada, except as otherwise expressly required by this Note. Any proceedings to enforce or interpret the terms of this Note or the obligations, duties or rights of the Parties contained herein shall be brought before and resolved in Nevada District Court, and the Parties hereby submit to the personal jurisdiction of said court(s) for all such purposes.

8. **Notices**. Any notice required or permitted to be given pursuant to this Note shall be deemed to have been duly given when delivered by hand or sent by certified or registered mail, return receipt requested and postage prepaid, overnight mail as follows:

If to the Borrower:

KSIX MEDIA HOLDINGS, INC.
10624 S. Eastern Ave, Ste A-910
Henderson, NV 89052

If to the Holder:

BRIAN COX
3124 Brother Blvd, Suite 102
Bartlett, TN 38133

or at such other address as the Borrower or the Holder shall designate by notice to the other given in accordance with this Section 3.

9. **Miscellaneous**. This Note constitutes the rights and obligations of the Borrower and the Holder. No provision of this Note may be modified except by an instrument in writing signed by the party against whom the enforcement of any modification is sought.

9.1 Other Actions. The Borrower shall not take any action that would impair the rights and privileges of the Holder herein or avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Holder, but will at

all times act in good faith to assist in carrying out the provisions of this Note herein and will take all such action as may be necessary or appropriate in order to protect the rights of the Holder hereunder.

9.2 Waiver. The waiver by the Holder of a breach of any provision of this Note shall not operate or be construed as a waiver of any subsequent breach.

9.3 Invalid Provisions. If any provision, or part thereof, of this Note shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provisions of this Note and this Note shall be carried out as if such invalid or unenforceable provision, or part thereof, had been reformed, and any court of competent jurisdiction is authorized to so reform such invalid or unenforceable provision, or part thereof, so that it would be valid, legal and enforceable to the fullest extent permitted by applicable law. No provision of this Note shall alter or impair the absolute and unconditional obligation of the Holder to pay the principal of, and interest on, this Note in accordance with the provisions hereof.

9.4 Rate of Interest. In no event shall the rate of interest payable hereunder exceed the maximum rate permitted by applicable law.

9.5 Damages. The Borrower agrees that irreparable damage would occur in the event that any of the provisions of this Note were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, except with respect to the payment of the amounts due hereunder, the Holder of this Note shall be entitled to swift specific performance, injunctive relief or other equitable remedies to prevent or cure breaches of the provisions of this Note and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which the Holder may be entitled under this Note.

9.6 Headings. The headings and captions used in this Note are used only for convenience and are not to be considered in construing or interpreting this Note. All references in this Note to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

9.7 Severability. If any provision of this Note is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the Parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Note and the remainder of this Note shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Note. Notwithstanding the forgoing, if the value of this Note based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both Parties agree to substitute such provision(s) through good faith negotiations.

9.8 Amendment; Waiver. This Note may be amended and provisions may be waived upon mutual written agreement of the Holder and the Borrower.

9.9 Entire Agreement. This Note constitutes the entire agreement and understanding

of the Parties with respect to the subject matter of this Note, and supersede all prior understandings and agreements, whether oral or written, between or among the Parties hereto with respect to the specific subject matter hereof. This Note supersedes replaces, aggregates and obviates any prior notes or agreements between the Borrower and the Holder.

9.10 Loss, Theft or Destruction of Note. Upon receipt by the Holder of evidence reasonably satisfactory to it of the loss, theft or destruction of this Note from the Borrower, and of indemnity or security reasonably satisfactory to the Holder, the Holder will make and deliver a new replacement Note which shall carry the same rights carried by this Note, stating that such Note is issued in replacement of this Note, making reference to the original date of issuance of this Note (and any successors hereto) and dated as of such cancellation, in lieu of this Note.

IN WITNESS WHEREOF, the Borrower and the Holder have caused this Note to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

THE HOLDER: THE BORROWER:

Kevin Brian Cox, an Individual
MEMBER OF TRUE WIRELESS, LLC

Carter Matzinger, President.
KSIX MEDIA HOLDINGS, INC.

EXHIBIT "E"

CERTIFICATION OF MANAGER AND MEMBERS

TRUE WIRELESS, LLC
AN OKLAHOMA LIMITED LIABLITY COMANY

I, KEVIN BRIAN COX, (the "Undersigned") am the duly appointed Manager and the majority Equity Member of TRUE WIRELESS, LLC, an Oklahoma limited liability (the "Company").

In affixing my signature to this Certification (the "Certification"), I hereby certify, warrant and represent that I have undertaken a complete and thorough review of the Company's corporate and financial books and records including, but not limited to the Company's records relating to the following:

i. The Company is a duly formed limited liability company in good standing with the state of Oklahoma Secretary of State;

ii. The Company was formed on or about April 1, 2014 and a true and correct copy of the Company's formation documents is attached hereto as ***Appendix 1***.

iii. I am the manager, majority equity member, shareholder, control person, etc. authorized to negotiate any deal or sign any contract or otherwise legally bind the Company in manner.

iv. To the best of my knowledge the Company's financial statements have been prepared using generally accepted accounting principles by a certified professional accountant and are true, accurate, correct and do not omit any financial arrangement of the Company or materially misrepresent any financial information such that it would be misleading.

v. In preparation for the transaction with KSIX Media Holdings, Inc. I have conducted a review of the Company's books, records, accounts, financial statements, and other documents pertinent to this transaction. To my best knowledge and after completing the aforementioned review of the Company's records, I am able to certify that I am not aware of any undisclosed off off-balance sheet items, arrangements, contracts or agreements.

vi. The Company provides interstate telecommunications service pursuant to Section 214 of the Communications Act of 1934, as amended (47 U.S.C. § 214) and is presently designated as an "Eligible Telecommunications Carrier" ("ETC") by the relevant state governmental bodies in the following jurisdictions: Oklahoma, Arkansas, Rhode Island, Maryland, and Texas (the "ETC Designations").

vii. The Company is in good standing with the FCC and appropriate state governmental bodies, and has disclosed all known governmental investigations, administrative or civil actions, or other related that could negatively affect the Company or its ETC Designations.

viii. The Company is not presently barred or otherwise restricted from entering any jurisdiction in the United States.

ix. There are no material pending or threatened litigation, claims, and assessments to be reported; There are no undisclosed pending or threatened litigation, claims, and assessments, which in the aggregate meet the materiality limit, to be reported;

x. There are no undisclosed material litigation, claims, and assessments settled on or after the last date covered by the audit, to be reported; There are no undisclosed pending or threatened matters of which I am aware but to which I have not yet devoted substantive attention; and I am not aware of any undisclosed un-asserted matters that, if asserted, would have at least a reasonable possibility of an unfavorable outcome equal to or in excess of the applicable materiality limit.

xi. As the Company's Manager I have approved and duly adopted resolutions approving the Share Exchange Agreement between the Company and KSIX Media Holdings, Inc. as required to effectuate such agreements.

xii. I understand that all of the representations set forth in this Certificate will be relied upon by the board of directors of KSIX Media Holdings, Inc. in connection with the preparation for the Share Exchange Agreement and other related transactions.

I hereby affix my signature to this Certificate and hereby confirm the accuracy of the statements made herein under penalty of Perjury of the State of Nevada.

By: ______________________ **Dated:** 12/5/16
Kevin Brian Cox,
Manager and Equity Member

Seal of Notary Public: